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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the use of our report dated November 7, 2005 on the schedule of Liquidity Services, Inc. and subsidiaries in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-129656) for the registration of shares of its common stock.

                      /s/ Ernst & Young LLP

McLean, Virginia
February 20, 2006

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Consent of Independent Registered Public Accounting Firm